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                                                                       EXHIBIT 5


                                 April 1, 1997

TST/Impreso, Inc.
652 Southwestern Blvd.
Coppell, TX 75019


                 Re:  TST/Impreso, Inc. 1995 Stock Option Plan

Gentlemen:


         We have served as your counsel in connection with the preparation of your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the offering and issuance to certain persons under the TST/Impreso, Inc. 1995 Stock Option Plan (the "Plan") of an aggregate of 400,000 shares of your common stock, $.01 par value (the "Common Stock").

         We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion.

         Based upon such examination and our participation in the preparation of the Registration Statement, it is our opinion that the Common Stock, when issued in the matter described in the Plan will be validly issued, fully paid and non-assessable.

         We consent to the reference made to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.



                                        Very truly yours,




                                        BACHNER, TALLY, POLEVOY & MISHER LLP